Deed of Termination and Release

of a Development Agreement relating to the
development of intellectual property by
Molecular Vision Limited

(1)	Molecular Vision Limited

and

(2)	Acrongenomics Inc

Dated                                       2008

Osborne Clarke

Apex Plaza
Forbury Road
Reading
RG1 1AX
Telephone +44 (0) 118 925 2000
Fax +44 (0) 118 925 2005

This Deed of termination and release is made on                                    2008

Between:

(1)

Molecular Vision Limited (registered in England under number 4292847) whose registered office is at BioIncubator Unit, Bessemer Building, Prince Consort Road, London SW7 2BP Limited ("Molecular Vision"); and

(2)	Acrongenomics Inc., whose registered office is at 14 Rue Kleberg, Geneva CH-1201, Switzerland ("Acrongenomics").

(3)

(the "Parties")

Whereas:

(A)

The parties entered into a letter agreement dated 19 August 2008 (the "Letter Agreement") relating to the termination of a development agreement between the parties dated 23rd May 2007 (the "Development Agreement") and this Agreement is the definitive agreement contemplated by paragraph 11 of the Letter Agreement relating to the release of obligations and liabilities under the Development Agreement.

(B)	The Development Agreement terminated on 19 August 2008

(C)	Upon the terms of this Deed, the parties have agreed to acknowledge the termination of the Development Agreement and to release and discharge each other from all obligations under it.

It is agreed as follows:

1.	Termination and Release

The Parties agree that:

(a) the Development Agreement terminated on 19 August 2008 and thereafter ceased to have effect from that date;

(b)

each of them shall with effect from such termination stand unconditionally and irrevocably released and discharged from all obligations (past, present and future) arising under or resulting from the Development Agreement; and

(c) neither party shall be entitled to exercise any rights or make any claim counterclaims, or appeal against the other under or in relation to the Development Agreement or its termination.

2.	General

2.1	Counterparts

(a)

This Deed may be executed in any number of counterparts and by the parties on separate counterparts (which may be fax copies), but shall not be effective until each party has executed at least one counterpart.

(b) Each counterpart, when executed, shall be an original of this Deed and all counterparts shall together constitute one instrument.

3.	Exclusion of third party rights

Unless expressly provided in this Deed, no express term of this Deed is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

4.	Governing law and jurisdiction

4.1	Governing law

This Deed shall be governed by and construed in accordance with English law.

4.2	Jurisdiction

Each of the parties irrevocably submits for all purposes in connection with this Deed to the exclusive jurisdiction of the courts of England and Wales.

In witness whereof this Deed has been executed and delivered as a deed on the date written at the beginning of this Deed.

Executed as a Deed by		)
Molecular Vision Limited		)
acting by a director and its		)
secretary or two directors:		)

Director

Director/Secretary

Executed as a Deed by		)
Acrongenomics Inc		)
acting by a director and its		)
secretary or two directors:		)

Director

Director/Secretary